        EXHIBIT 99.1
For immediate release:

ISCO INTERNATIONAL ANNOUNCES TRADING ON THE
OTC BULLETIN BOARD

ELK GROVE VILLAGE, Ill., February 19, 2009 – ISCO International, Inc. (OTC BB: ISOO.OB) announced today that its stock is quoted and trading on the OTC Bulletin Board, effective immediately, under the symbol ISOO.OB.

About ISCO International, Inc.

ISCO International (www.iscointl.com) is a wireless telecommunications solutions provider and global supplier of radio frequency management and “spectrum conditioning” solutions for wireless carriers. ISCO International’s solutions include adaptive interference management and radio frequency spectrum conditioning for all wireless technologies.

Forward-looking Statements

Statements in this press release that are not historical facts may be “forward-looking statements” that involve risks and uncertainties.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions identify forward-looking statements. These statements are not guarantees and are subject to certain risks, uncertainties and contingencies, which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements.  Among those risks and uncertainties is the risk that the Company’s common stock will not be eligible for quotation on the OTC Bulletin Board, as well as more specific risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.